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                                                                    EXHIBIT 10.6

                      CONTRIBUTION AND INDEMNITY AGREEMENT

        This Contribution and Indemnity Agreement is entered into this 29th day of November, 1996 by and between John Hancock Subsidiaries, Inc., a Delaware corporation ("Hancock"), and John H. Goldsmith (the "Indemnitor").

                                    RECITALS

        A. Simultaneously herewith, JHFSC Acquisition Corp. ("Newco"), Hancock, Thomas H. Lee Equity Fund III, L.P. and SCP Private Equity Partners, L.P. are entering into a Contribution Agreement (the "Contribution Agreement") pursuant to which Hancock is contributing 100% of the issued and outstanding shares of John Hancock Freedom Securities Corporation, a Massachusetts corporation (the "Company") to Newco in exchange for cash and securities.

        B. Pursuant to the Contribution Agreement, Hancock has agreed to indemnify and hold harmless Newco against the losses specified therein.

        C. Indemnitor has agreed, under certain conditions set forth below, to be subject to liability for breaches of representations and warranties made by Hancock under Sections 3 and 4 of the Contribution Agreement.

        D. Hancock is unwilling to enter into the Contribution Agreement unless the Indemnitor executes this Contribution and Indemnity Agreement in favor of Hancock, and it is a condition precedent to closing the transactions under the Contribution Agreement that Indemnitor enter into this Contribution and Indemnity Agreement.

        E. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Contribution Agreement.

        NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               I. INDEMNIFICATION

        1. CONTRIBUTION BY INDEMNITOR. In the event that Hancock has made a payment to an indemnified party under Section 9.02(a) of the Contribution Agreement (a "Claim"), the Indemnitor shall contribute to Hancock an amount equal to thirty-three and 33/100 percent (33 1/3%) of such Claim; provided, however, that the Indemnitor's maximum aggregate liability under this Agreement shall in no event exceed $250,000.





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                                II. MISCELLANEOUS

        1. TERM. This Contribution and Indemnity Agreement shall terminate and Hancock shall have no right to seek any contribution from Indemnitor hereunder immediately upon (a) the termination by the Company of the Indemnitor's employment, (b) the termination by the Indemnitor of the Indemnitor's employment for "Good Reason" (as defined in the Indemnitor's Employment Agreement of even date with Newco) with Newco and/or any of its Subsidiaries, as the case may be, or (c) the death or "disability" (as defined in Indemnitor's Employment Agreement of even date with Newco) of Indemnitor; PROVIDED, THAT, in the event the Indemnitor voluntarily terminates his employment with the Company at any time after a claim by Newco has been asserted against Hancock for which Hancock is required to make a payment to Newco pursuant to Section 9.02(a) (a "Pending Claim"), then Hancock shall still have the right to seek contribution under this Agreement from the Indemnitor only with respect to the Pending Claim, and, to such extent, this Agreement shall remain in full force and effect.

        2. SOLE AND EXCLUSIVE REMEDY. The obligations of Indemnitor provided under this Contribution and Indemnity Agreement shall constitute the sole and exclusive remedy of Hancock against the Indemnitor for the recovery of any Loss, except for any act involving fraud by the Indemnitor, arising under the Contribution Agreement or out of the transactions contemplated thereby.

        3. FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of, entry into and enforcement of its rights under this Contribution and Indemnity Agreement.

        4. NOTICES. All notices, requests, demands, consents and communications necessary or required under this Contribution and Indemnity Agreement shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

        (a)   if to Indemnitor:

              John H. Goldsmith
              Tucker Anthony Incorporated
              One Beacon Street
              Boston, MA 02108-3106

              Facsimile Transmission Number:  (617) 725-2483


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              with a copy to:

              Ropes & Gray
              36th Floor
              One International Place
              Boston, MA  02110
              Attention: Alfred O. Rose, Esq.

              Facsimile Transmission Number: (617) 951-7050

        (b) if to Hancock:

              John Hancock Mutual Life Insurance Co.
              200 Clarendon Street
              Boston, MA 02116
              Attention: Jody Acford, Esq.

              Facsimile Transmission Number: (617) 572-9268

              with a copy to:

              Hale and Dorr
              60 State Street
              Boston, MA 02109
              Attention: Jeffrey N. Carp, Esq.

              Facsimile Transmission Number: (617) 526-5000

        All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent (a) on the date of personal delivery or facsimile transmission (with telephone confirmation), (b) one Business Day after being sent, if sent by federal express, or (c) three Business Days after being sent, if sent by registered or certified mail, and addressed as aforesaid.

        5. SUCCESSORS AND ASSIGNS. All covenants and agreements set forth in this Contribution and Indemnity Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party.

        6. DESCRIPTIVE HEADINGS AND DEFINITIONS. The headings of the sections and paragraphs of this Contribution and Indemnity Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Indemnity Agreement. Any capitalized terms used in this Indemnity Agreement and not defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

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        7.    COUNTERPARTS. This Contribution and Indemnity Agreement may be
executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

        8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected.

        9. WAIVER. The failure of any of the parties to this Contribution and Indemnity Agreement to require the performance of a term or obligation under this Contribution and Indemnity Agreement or the waiver by any of the parties to this Contribution and Indemnity Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder.

        10. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Contribution and Indemnity Agreement.

        11. GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

        12. ENTIRE AGREEMENT. This Contribution and Indemnity Agreement is the complete understanding of the parties with reference to the subject matter hereof. This Contribution and Indemnity Agreement may not be amended except by an instrument in writing signed on behalf of Newco and the Indemnitor.

        IN WITNESS WHEREOF the parties hereto have executed this Indemnity Agreement under seal as of the date first set forth above.

ATTEST:                                         JOHN HANCOCK SUBSIDIARIES, INC.



/s/ Marion L. Nierintz                          By: /s/ John T. Farady
-------------------------                           ---------------------------
                                                Name: John T. Farady
                                                Title: Treasurer

ATTEST:


/s/ Kevin J. McKey                              /s/ John H. Goldsmith
-------------------------                       -------------------------------
                                                John H. Goldsmith


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